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                                                                    EXHIBIT 21.1

                             List of Subsidiaries
                             --------------------

                             GRILL CONCEPTS, INC.

         Name                                                         Sate of Organization
         ----                                                         -------------------
Grill Concepts, Inc.                                                      California
Uno Concepts of Cherry Hill, Inc.                                         New Jersey
Uno Concepts of New Jersey, Inc.                                          New Jersey
C.T.S. Investments, Inc.                                                  Pennsylvania
Grill Concepts D.C., Inc.                                                 District of Columbia
The Grill on the Alley, Inc.                                              California
Emndee, Inc.                                                              California
San Jose Grill LLC                                                        California
Universal Grill Concepts, Inc.                                            California
Chicago - The Grill on the Alley, LLC                                     Illinois